Exhibit 99.1


                                                          FOR IMMEDIATE RELEASE
                                                                   May 13, 2002


                       VCA ANTECH ANNOUNCES EXCHANGE OFFER

LOS ANGELES, CA, May 13, 2002 - VCA Antech, Inc. (Nasdaq National Market: WOOF) today announced that Vicar Operating, Inc., its wholly owned subsidiary, is offering to exchange $1,000 principal amount of its 9.875% senior subordinated notes due 2009, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 9.875% senior subordinated notes due 2009. The notes will be exchanged pursuant to the terms and conditions set forth in the prospectus and the accompanying letter of transmittal. The exchange offer commences May 13, 2002. Vicar will accept for exchange any original notes validly tendered and not withdrawn on or prior to the expiration of the exchange offer, which is scheduled to occur at 5:00 p.m., New York City time, on June 12, 2002.

You may obtain copies of the prospectus and transmittal materials governing the exchange offer from Vicar's information agent, Georgeson Shareholder Communications, Inc., by calling (800) 223-2064.

Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. For a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements, the reader is directed to the registration statement on Form S-4 filed with the Securities and Exchange Commission relating to the exchange offer.

VCA Antech owns, operates and manages the largest network of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.